Exhibit 10.1

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”), dated as of August 25, 2025 (the “Effective Date”), is by and between SPAR Group, Inc. a Delaware corporation (the “Corporation”), and Mike R. Matacunas (the “Executive”).

WHEREAS, the Executive currently serves as the Corporation’s President and Chief Executive Officer;

WHEREAS, the Executive desires to resign from his role with the Corporation; and

WHEREAS, the Corporation and the Executive have mutually agreed to the terms of the Executive’s resignation and transition, including the Executive’s duties during such transition period and the benefits to which he will be entitled.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Corporation and the Executive hereby agree as follows:

1.           Change in Roles.

(a)          Role of President. Immediately upon the Effective Date, the Executive shall cease to be the Corporation’s President.

(b)         Role of CEO. The Executive shall continue to serve as the Corporation’s Chief Executive Officer from the Effective Date through October 3, 2025, or such earlier or later date as the parties mutually agree in writing (such period, the “Transition Period”), and in such capacity, the Executive shall continue to have such duties, responsibilities and authority as are commensurate with such position and assigned to the Executive from time to time by the Board of Directors of the Corporation (the “Board”). During the Transition Period, the Executive agrees to devote substantially all of the Executive’s business time to the Corporation. During the Transition Period, the Executive shall continue to report to the Board. At the end of the Transition Period, the Executive shall resign as the Corporation’s Chief Executive Officer and from all other positions held with the Corporation and its affiliates (including without limitation membership on the Board).

2.           Transition Period Compensation.

(a)         Base Salary. During the Transition Period, the Executive will continue to receive the Executive’s base salary at the same annual rate as in effect immediately prior to the Effective Date.

(b)         Benefits. During the Transition Period, the Executive will continue to be eligible to participate in the Corporation’s health and welfare and retirement plans applicable to all salaried employees.

(c)         Bonus. Contingent upon Executive executing, and not revoking within seven (7) days, the Mutual Release of Claims attached hereto as Exhibit A (the “Release”), the Executive shall be entitled to receive a bonus in the gross amount of $2,000,000 (the “Retention Bonus”). The Retention Bonus shall be paid on the first business day following the Release Effective Time, as defined in the Release.

(d)         Accelerated RSU Vesting; Stock Option Extension. Provided that the Executive executes and does not revoke within seven (7) days the Release, (i) any stock options granted to the Executive that are vested and outstanding as of the end of the Transition Period shall remain outstanding and exercisable until the earlier of three years after the end of the Transition Period and the expiration date set forth in the grant agreement of such options, and (ii) the restricted stock unit award issued to the Executive on May 15, 2025 (the “2025 RSUs”) pursuant to that certain Restricted Stock Unit Contract by and between the Executive and the Corporation dated February 22, 2021 (the “RSU Contract”) will immediately vest in full upon the Release Effective Time, and will be settled in accordance with Section 3 of the RSU Contract as soon as practicable thereafter.

(e)        No Other Benefits; Cancellation of Change of Control Agreement. Except for the benefits described above, the Executive shall not be eligible for participation in, or to receive any benefits under, any executive compensation or benefit arrangements of the Corporation during the Transition Period (including but not limited to participation in any annual bonus plan or equity incentive plan). In addition, in exchange for the benefits provided in this Agreement, the Executive hereby agrees to cancel the Change of Control Severance Agreement entered into by and between the Executive and the Corporation dated January 26, 2021 (the “CIC Severance Agreement”), effective as of the Executive’s receipt of the benefits set forth in paragraphs 2(a)-2(d) above. Upon the Executive’s receipt of the benefits set forth in paragraphs 2(a)-2(d) above, the CIC Severance Agreement will be terminated and of no further force or effect, and the Executive shall not be entitled to any benefits under the CIC Severance Agreement (whether now or in the future).

3.           Termination Benefits and Procedures.

(a)        Benefits upon Termination. The Executive shall remain an “at will” employee at all times and nothing in this Agreement shall limit the ability of the Executive or the Corporation to terminate the Executive’s employment for any reason or for no reason. In the event that the Executive resigns before the end of the Transition Period, then the Corporation shall have no further obligations to pay any benefits to the Executive hereunder (other than the payment of accrued but unpaid base salary, or any other accrued but unpaid amounts to the extent required by the applicable benefit plan or applicable law).

(b)       Return of Property. No later than the last day of the Transition Period, the Executive shall deliver to the Corporation the original and all copies of all documents, records and property of any nature whatsoever which are in the Executive’s possession or control and which are the property of the Corporation and its affiliates or which relate to the business activities, facilities or customers of the Corporation and its affiliates, including any records, documents or property created by the Executive in said capacity.

(c)       Cooperation. During his employment with the Corporation and its affiliates and thereafter, the Executive shall cooperate with the Corporation and its affiliates, with additional consideration mutually agreed to, in any internal investigation or administrative, regulatory, or judicial proceeding as reasonably requested by the Corporation including, without limitation, the Executive’s being available to the Corporation and its affiliates upon reasonable notice for interviews and factual investigations, appearing at the Corporation’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Corporation all pertinent information, and turning over to the Corporation all relevant documents that are or may come into the Executive’s possession, all at times and on schedules that are reasonably consistent with the Executive’s other permitted activities and commitments, if the Executive is then employed by the Corporation, and otherwise taking into account the Executive’s reasonable business obligations.

4.           Indemnification.

(a)          In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that the Executive is or was a director or officer of the Corporation or an affiliate thereof (other than any Proceeding initiated by the Executive, or any direct (not derivative) Proceeding related to this Agreement), then the Executive shall be indemnified and held harmless by the Corporation to the maximum extent permitted under applicable law and the Corporation’s bylaws from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Corporation as they are incurred upon receipt by the Corporation of: (i) a written request for payment; (ii) appropriate documentation evidencing the amount, and nature of the costs and expenses for which payment is being sought.

(b)         From the expiration of the Transition Period and for a period of six (6) years thereafter, the Corporation shall maintain director and officer liability insurance in such amounts and subject to such limitations as the Board shall, in good faith, deem appropriate for coverage of directors and officers of the Corporation.

5.           Taxes.

(a)       Withholding. The Corporation shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Corporation to satisfy any withholding tax obligation it may have under any applicable law or regulation, plus any other amounts that the Corporation is required by law to withhold from payments hereunder.

(b)       Section 409A. Payments made hereunder are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as “short-term deferrals” and this Agreement shall be interpreted, to the maximum extent possible, consistent with such intent.

6.           Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Michigan, without regard to conflicts of law principles.

7.           Confidentiality, Non-Solicitation, and Non-Disparagement.

(a)         Confidentiality. Executive acknowledges that the Confidential Information (as defined below) to which the Executive has access to, and will continue to have access to, as a result of Executive’s employment with the Corporation is confidential and proprietary to the Corporation, that the unauthorized disclosure of any of the Confidential Information to any person will result in immediate and irreparable competitive injury to the Corporation, and that such injury cannot adequately be remedied by an award of monetary relief. Subject to paragraph (e), Executive agrees that the Executive shall not disclose (other than to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation) at any time during or after Executive’s employment by the Corporation any Confidential Information to any person without the prior written permission of the Corporation.

For purposes of this Agreement, “Confidential Information” means all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is related to the current or anticipated business of the Corporation and its affiliates and not generally or publicly available, including the terms of any non-public agreements to which any of the foregoing is a party, and other non-public information regarding any customer or supplier, including without limitation non-public information regarding methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include information that is publicly available on the date of this Agreement or becomes publicly available other than as a result of a disclosure that is prohibited hereunder or a prohibited disclosure by any other person.

(b)         Non-Solicitation. Executive agrees that at all times while the Executive is employed by the Corporation and for a period of one (1) year thereafter (the “Restricted Period”), the Executive shall not:

(i)    recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any employee or consultant of the Corporation to leave his or her employment or consultancy with the Corporation, or in any way interfere with the relationship between the Corporation on the one hand, and any employee or consultant, on the other hand, provided that this paragraph shall not prohibit the Executive from engaging in general hiring or solicitation for employees, so long as such solicitation is general in nature; or

(ii)    solicit or induce, or attempt to solicit or induce, any of the following persons to cease doing business with the Corporation: (A) any person that is, at the time of such solicitation, a customer of the Corporation, or (B) any person that was a prospective customer of the Corporation as of the date of Executive’s termination of employment with the Corporation and about whom Executive learned Confidential Information as a result of Executive’s employment with the Corporation.

(c)         Reasonableness; Modification; Duration. Executive hereby acknowledges and agrees that:

(i)    The Executive recognizes the importance of the covenants contained in this Section 7 and acknowledges that the restrictions imposed herein are reasonable in scope, time and area; necessary for the protection of the Corporation’s legitimate business interests, including trade secrets, goodwill and relationships with customers, prospective customers and suppliers, and not unduly restrictive of any rights of the Executive or unreasonable impositions of the Executive’s ability to work and earn a living. The Executive acknowledges and agrees that the covenants contained in this Section 7 are essential elements of this Agreement and that but for these covenants the Corporation would not have entered into this Agreement with the Executive.

(ii)    To the extent that any portion of this Section 7 is deemed unenforceable by virtue of its scope, but shall be enforceable by limitation thereof, the Corporation will be entitled to enforce this Section 7 to the extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought, and such provision(s) may be so modified and enforced by a court of competent jurisdiction.

(d)         Injunctive Relief. Executive agrees that in the event of a breach or threatened breach by Executive of any of the terms and conditions of this Section 7, the Corporation or any of its successors or assigns shall be entitled, in addition to any other rights or remedies available to it, to institute and prosecute proceedings in any court of competent jurisdiction to specifically enforce this Section 7 or enjoin the Executive from breaching or attempting to breach this Section 7. This remedy is in addition to and not in lieu of the remedies otherwise available to the Corporation and the Corporation may institute an action against the Executive to obtain injunctive and/or declaratory relief while pursuing claims for damages based on the same set of facts. The Executive agrees that the Corporation shall be entitled to injunctive or declaratory relief without the necessity of posting any bond and that the Executive waives any claim or right to the posting of any such bond. The protections contained within this Section 7 are in addition to, and not in lieu of, all protections afforded by applicable state and federal law, including those relating to protection of trade secrets and protection of computer systems and electronic information. In addition, in the event of an alleged breach or violation by the Executive of this Section 7, the Restricted Period shall be tolled until such breach or violation has been duly cured.

(e)         Whistleblower Protections. Notwithstanding anything to the contrary herein, no provision of this Agreement shall be applied or interpreted so as to impede the Executive (or any other individual) from reporting possible violations of law to any government agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal or state law or regulation. The Executive does not need the prior authorization of the Corporation to make any such reports or disclosures, and the Executive shall not be required to notify the Corporation that such reports or disclosures have been made. This provision supersedes any prior agreement or Corporation policy that provides to the contrary.

8.           Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

9.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any part of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such part shall be ineffective to the extent of such invalidity, illegality or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

10.        No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.        Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement except where other agreements are specifically noted, adopted, or incorporated by reference. This Agreement otherwise supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Corporation, and all such agreements shall be void and of no effect. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.

12.         Modification. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Corporation and the Executive.

13.         Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPAR GROUP, INC.

By:
Name:	James Gillis
Title:	Chairman of the Board

EXECUTIVE:

Mike R. Matacunas

Exhibit A

[Release]